EXHIBIT 99.10
                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to The Guardian Separate Account Q registration statement on Form N-4 (the "Registration Statement") of our report dated February 20, 2002, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts - Financial Statements" in such Registration Statement.


                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP

New York, New York
July 5, 2002